UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2003

ADVANCED MAGNETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File No. 0-14732	04-2742593
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

61 Mooney Street Cambridge, Massachusetts		02138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 497-2070

Item 5.  Other Events.

On June 18, 2003, Advanced Magnetics, Inc. announced the publication of clinical data in the New England Journal of Medicine showing that magnetic resonance imaging with Combidex®, the Company’s investigational iron oxide nanoparticle used to aid in the diagnosis of lymph node disease, allows for the noninvasive assessment of lymph nodes in patients with prostate cancer.  A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MAGNETICS, INC.

By:

/s/ Jerome Goldstein

	Name:	Jerome Goldstein
	Title:	Chief Executive Officer, President, Treasurer and Chairman of the Board of Directors
Dated: July 2, 2003